AMENDMENT NO. 1
                                       TO
                      TRANSFER AND ADMINISTRATION AGREEMENT
                           dated as of April 23, 1999


       AMENDMENT NO. 1 TO TRANSFER AND ADMINISTRATION AGREEMENT ("Amendment"), dated as of September 3, 1998, among SHAW FUNDING COMPANY (the "Transferor"), SHAW INDUSTRIES, INC., individually ("Shaw"), and as "Collection Agent", ENTERPRISE FUNDING CORPORATION (the "Company"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY TO THE "TAA" DESCRIBED BELOW (the "Bank Investors") and NATIONSBANK, N.A., as agent for the Company and the Bank Investors (the "Agent").

       WHEREAS, the Transferor, Shaw, the Collection Agent, the Company, the Bank Investors and the Agent are parties to a Transfer and Administration Agreement dated as of September 3, 1998 (the "TAA");

       WHEREAS, the Transferor, Shaw, the Collection Agent, the Company, the Bank Investors and the Agent desire to amend the TAA in certain respects;

       NOW, THEREFORE, the parties agree as follows:

       SECTION 1. Amendments to the TAA. Upon the satisfaction of the condition precedent set forth in Section 2 below, the TAA is amended, effective as of the date first above written, as follows:

       1.1. The definition of "Facility Limit" in Section 1.1 is hereby amended and restated as follows:

       "Facility Limit" means $300,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect; provided, further, that such amount shall equal $290,000,000 if the Transferor and Shaw shall not have delivered to the Agent executed Lock-Box Agreements within 15 Business Days of the date hereof related to Queen Carpet Corporation's (a division of Shaw) lock-boxes and corresponding accounts maintained in Canada which receive payments due under Receivables.

       1.2. The definition of "Loss and Dilution Reserve" is hereby amended and restated as follows:


       "Loss and Dilution Reserve" means on any day the greater of (x) ten percent (10%) of the Outstanding Balance of Eligible Receivables and (y) the result of:

                                      NI
                                   --------   - NI
                                    1-RRR


Where:

NI                =        Net Investment
RRR               =        Required Reserve Ratio

       1.3. Schedule 2 to the TAA is hereby amended to delete from the Minimum Net Worth covenant contained therein the phrase "and (3) the ability of the Seller and its Subsidiaries to purchase, redeem, retire, or otherwise acquire shares or other equity instruments shall continue to be subject to Section 10.5 of the Credit Agreement."

       1.4. The signature page to the TAA is hereby amended and restated as set forth on Exhibit A as attached hereto.

       SECTION 2. Consent to Inclusion of Queen Carpet Corporation Receivables.

       2.1 Pursuant to the requirements set forth in the definition of "Excluded Receivables" in Section 1.1 of the TAA, each of the Seller, the Transferor, the Agent, and the Majority Bank Investors, by its execution hereof, consents to the inclusion of the Receivables originated by Queen Carpet Corporation, a division of the Seller, as Eligible Receivables.

       SECTION 3. Conditions Precedent.

       3.1 This Amendment shall become effective and be deemed effective as of the date first above written when the Agent shall have received six (6) copies of (i) the Amended and Restated Fee Letter dated as of the date hereof duly executed by the Transferor, Shaw, the Agent and the Company and (ii) this Amendment duly executed by the Transferor, Shaw, the Collection Agent, the Company, the Bank Investors and the Agent.

       SECTION 4. Representations and Warranties.

       4.1 Each of the parties hereto represents that this Amendment has been duly authorized, executed and delivered by it pursuant to its corporate powers and constitutes the legal, valid and binding obligation of such party.


       SECTION 5. Confirmation of TAA. Except as herein expressly amended, the TAA is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the TAA to "this Agreement" shall mean the TAA as amended by this Amendment, and as hereinafter amended or restated.

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

       SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

       SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

       SECTION  8.  Majority  Bank   Investors.   The  Agent   represents   that
NationsBank, N.A., as a Bank Investor constitutes the Majority Bank Investors under the TAA.

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


       IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       SHAW FUNDING COMPANY
                                         as Transferor


                                       By________________________________
                                         Title:

                                       SHAW INDUSTRIES, INC.
                                         individually and as Collection Agent


                                       By________________________________
                                         Title:


                                       ENTERPRISE FUNDING CORPORATION
                                         as the Company


                                       By_________________________________
                                         Title:


                                       NATIONSBANK, N.A.
                                         as Agent and as a Bank Investor



                                       By__________________________
                                         Title:

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

                                    Exhibit A

                               TAA Signature Page

                                   (attached)


       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.


                                       ENTERPRISE FUNDING CORPORATION,
                                         as Company


                                       By:__________________________________
                                          Name:
                                          Title:


                                       SHAW FUNDING COMPANY,
                                         as Transferor

                                       By:__________________________________
                                          Name:
                                          Title:


                                       SHAW INDUSTRIES, INC., individually
                                         and as Collection Agent

                                       By:__________________________________
                                        Name:
                                          Title:


Commitment                             NATIONSBANK, N.A., as Agent
$300,000,000                             and a Bank Investor

                                       By:__________________________________
                                          Name:
                                          Title:

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

Signature page to Transfer and Administration
Agreement


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